SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         September 15, 2015
                           Date of Report
                 (Date of Earliest Event Reported)

                        EVERYTHINGAMPED, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 BROWN GROTTO ACQUISITION CORPORATION
           (Former Name of Registrant as Specified in its Charter)

 Delaware                      000-55386                47-3165462
State or other          (Commission File Number)      (IRS Employer
jurisdiction              of incorporation)        Identification No.)

                      20 Erb Street, Unit 504
                 Waterloos, Ontario, Canada N2J 4A4
          (Address of principal executive offices) (zip code)

                          226-749-4367
        (Registrant's telephone number, including area code

                      215 Apolena Avenue
               Newport Beach, California 92662
           (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 16, 2015 EverythingAmped, Inc. (formerly Brown Grotto Acquisition Corporation) (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 86% of the total outstanding 3,500,000 shares of common stock as follows:

                  3,000,000      David Boulette

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On September 15, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to effect to develop through a business combination with an ongoing company or otherwise an online company offering owned and operated web sites and hundreds of mobile apps integrated exclusively to build a custom Demand Side Platform. This allows unparalleled online advertising opportunities to companies of all sizes.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On September 15, 2015 the following events occurred:

   James M. Cassidy resigned as the Registrant's president, secretary and director.
   James McKillop resigned as the Registrant's vice president and director. David Boulette was named director of the Registrant.
   David Boulette was appointed Chief Executive Officer and Treasurer of the Registrant.

    David Boulette serves as the sole director and officer of the Registrant. Mr. Boulette has vast expertise in computer technology and is knowledgeable in a vast array of computer operating systems (such as Windows, Linus, Solaris, UNIX, Mac OS, Vista) and languages (such as C++, Java, JSP, Prolog, Oracle, DB2, Flash, Action Script to name just a few). He has over 10 yeas of software development experience, extensive UML experience and is skill in database design using Oracle and SQL 2000/2005. Since 2010 to the president, Mr. Boulette was the chief executive of Bigdnet, a technology company he founded, focused on building media solutions for the digital advertising space.
After developing a suite of products, he focused on investing in startups via marketing and development services. His company has helped to launch and develop many successful startups including a record label (roulettemediarecords.com), an online casino (Hotstripecasino.com), an advertising company (EverythingAmped.com) and a health food company (Healthysupplements.com). From 2006 to 2010, Mr. Boulette worked as
Lead Software Engineer at LiveHive Systems, from 2003 to 2006, he was Senior Software Developer at ATS Automation and from 2000 to 2003 he was Software Developer at Kuntz Electroplating, Inc. Mr. Boulette received his Bsc in Company Science in 2005 from WLU, Waterloo, Ontario.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   EVERYTHINGAMPED, INC.
Date: September 16, 2015
                                   /s/ David Boulette
                                   Chief Executive Officer